UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

June 18, 2009
Date of Report (Date of earliest event reported)

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

P. O. Box 760
5300 Claus Road
Riverbank, CA 95367

(209) 863-6200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 18, 2009, ECO2 Plastics, Inc. (“ECO2” or the “Company”) executed a settlement agreement dated June 15, 2009 with Cool Clean Technologies, Inc. (“Cool Clean”) (the “Agreement”) in connection with (i) the lawsuit filed  against the Company by Cool Clean in the United States District Court for the District of Minnesota on February 27, 2009, alleging, inter alia, breach of negotiable instrument and breach of contract and that it is due in excess of $626,000 (the “Lawsuit”) and (ii) ECO2’s denial of all claims and allegations that the Company is entitled to a deposit payment refund on equipment rental of $181, 673.

Simultaneously with its execution of the Agreement, ECO2 shall (i) pay Cool Clean the total sum of $175, 000 in installment payments, as provided for in the Agreement, (ii) grant to Cool Clean a security interest in all of ECO2’s right, title and interest in the Collateral, as defined in the Agreement, and (iii) return to Cool Clean the rental equipment at issue in the Lawsuit. The Company had accrued amounts in excess of the final settlement amount and the final terms of the agreement will result in a one-time decrease in general and administrative expenses of approximately $125,000 in the second quarter 2009 financial statements.

Additionally, Cool Clean acknowledges and agrees that the payment of any amounts due to it under the Agreement are subordinate and junior to the payment of the principal amount, including all interest, fees, costs expenses and any other amounts due to the Senior Debt, as defined in the Agreement as all indebtedness of ECO2 for all principal, fees, expenses, interest, penalties, post bankruptcy petition interest, and all other amounts payable for money borrowed in connection with, under or pursuant to, (a) the $2,000,000 loan to ECO2 from the California Integrated Waste Management Board; (b) that certain Convertible Note and Warrant Purchase Agreement dated as of September 2, 2008, by and among ECO2, Trident Capital, Inc., Trident Capital Fund-VI, L.P., Trident Capital Fund-VI Principals Fund, L.L.C., Hutton Living Trust dated 12/10/1996, and certain other investors; (c) that certain Convertible Note and Warrant Purchase Agreement dated as of December 17, 2008, by and among ECO2, Peninsula Packaging, L.L.C., Trident Capital, Inc., Trident Capital Fund-VI, L.P., Trident Capital Fund-VI Principals Fund, L.L.C., Hutton Living Trust dated 12/10/1996, and certain other investors; (d) that certain Convertible Note Purchase Agreement dated as of June 2, 2009, by and among ECO2, Peninsula Packaging, L.L.C., Trident Capital, Inc., Trident Capital Fund-VI, L.P., Trident Capital Fund-VI Principals Fund, L.L.C., Hutton Living Trust dated 12/10/1996, Whittaker Capital Partners, L.L.C., and certain other investors; and (e) all extension and renewals of the foregoing indebtedness.

Immediately upon execution of the Agreement, ECO2 and Cool Clean shall execute a stipulation and agreed order for the dismissal of the Lawsuit with prejudice and without fees or costs to either party.

Item 9.01(d)                                Exhibits

The following exhibit is filed as part of this report:

10.1	ECO2 and Cool Clean Settlement and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2 Plastics, Inc.

(Registrant)

Date: 06/19/09

/s/ Rodney S. Rougelot
Rodney S. Rougelot CEO and Director

Exhibit Index:

10.1	ECO2 and Cool Clean Settlement and Security Agreement